Exhibit 3.3

CERTIFICATE OF LIMITED PARTNERSHIP

OF

WELLS OPERATING PARTNERSHIP, L.P.

This Certificate of Limited Partnership of Wells Operating Partnership, L.P. (the “Partnership”), dated December 19, 1997, is being duly executed and filed by Wells Real Estate Investment Trust, Inc., a Maryland corporation, as general partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act.

1. Name. The name of the limited partnership formed hereby is Wells Operating Partnership, L.P.

2. Registered Office. The address of the registered office of the Partnership in the State of Delaware is c/o Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

3. Registered Agent. The name and address of the registered agent of the Partnership for service of process on the Partnership in the State of Delaware is Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

4. General Partner. The name and business mailing address of the General Partner of the Partnership is as follows:

Wells Real Estate Investment Trust, Inc.

3885 Holcomb Bridge Road

Norcross, Georgia 30092

        IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Limited Partnership as of the date first above written.

Wells Real Estate Investment Trust, Inc.

By:
Name: Brian M. Conlon
Title: Executive Vice President

STATE OF DELAWARE

AMENDMENT TO THE CERTIFICATE OF

LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is
WELLS OPERATING PARTNERSHIP, L.P.

SECOND: Article First of the Certificate of Limited Partnership shall be amended as follows: The name of the Limited Partnership is PIEDMONT OPERATING PARTNERSHIP, LP

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 8th day of August, A.D. 2007.

WELLS REAL ESTATE INVESTMENT TRUST, INC.

By:
General Partner(s)

Name:	Donald A. Miller, CFA, President
Print or Type

AMENDMENT TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

PIEDMONT OPERATING PARTNERSHIP, LP

        Piedmont Operating Partnership, LP, a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the “Act”), desiring to amend the Certificate of Limited Partnership (the “Certificate”) pursuant to the provisions of Section 17-202 of the Act, does hereby certify as follows:

        FIRST: The name of the limited partnership is Piedmont Operating Partnership, LP (the “Partnership”).

        SECOND: The Certificate is hereby amended by striking out Article 4 thereof and by substituting in lieu of said Article the following new Article 4:

“4. General Partner. The name and business mailing address of the General Partner of the Partnership is as follows:

Piedmont Office Realty Trust Inc.

11695 Johns Creek Parkway

Suite 350

Johns Creek, GA 30097.”

IN WITNESS WHEREOF, this Amendment to the Certificate of Limited Partnership, has been duly executed as of March 9, 2011.

PIEDMONT OFFICE REALTY TRUST INC., the general partner

By:
Name:	Robert E. Bowers
Title:	Executive Vice President